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                                                                    Exhibit 23.4
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                        CONSENT OF INDEPENDENT AUDITORS
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     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Eastern Environmental Services, Inc., of our report dated September 30, 1996, with respect to the combined comparative financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated
September 27, 1996 (as amended on Forms 8-K/A filed December 9, 1996, June 6, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.



                                    /s/ Bardall, Weintraub P.C.

                                    BARDALL, WEINTRAUB P.C.

Turnersville, New Jersey
July 29, 1997